Exhibit 99.5

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of December 31, 2012:

•	on an actual basis; and

•	on an as adjusted basis to give effect to this offering, the application of the net proceeds from this offering and the completion of all of the Transactions.

You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management’s Discussion and Analysis of Financial Condition and Results of Operations of GM Financial,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management’s Discussion and Analysis of Financial Condition and Results of Operations of the International Operations,” the “Unaudited Pro Forma Condensed Combined Financial Information,” our consolidated financial statements, including the related notes, included elsewhere or incorporated by reference in this Offering Memorandum and the consolidated financial statements for the international operations, including the related notes, included elsewhere in this Offering Memorandum.

	December 31, 2012
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	$1,289,494	$1,696,800

Debt
Credit facilities	$354,203	$6,025,913
Securitization notes payable	9,023,308	14,676,308
4.75% Senior Notes due 2017	1,000,000	1,000,000
6.75% Senior Notes due 2018	500,000	500,000
Unsecured debt(1)		3,000,000

Total debt	10,877,511	25,202,221

Total equity	4,379,227	6,379,227

Total capitalization	$15,256,738	$31,581,448

(1)	Represents the aggregate principal amount of the Notes offered hereby and inter-company debt from GM.

1